UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2006

 CIRCUIT RESEARCH LABS, INC.

(Exact name of registrant as specified in its chapter)

Arizona	0-11353	86-0344671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7970 S. Kyrene Rd. Tempe, Arizona 85284
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (480) 403-8300

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 25, 2006, Circuit Research Labs, Inc. (“CRL”) and Jon Q. Reynolds, Trustee of the Jon Q. Reynolds and Ann S. Reynolds Family Trust dated 12/23/92, David A. Brown, Trustee of the David A. Brown Family Trust dated 4/27/93, Cecilyn Breen, Mary Putnam Dee, Trustee of the Mary Putnam Dee Revocable Living Trust dated 11/18/93, The Reynolds Family Partners, a California general partnership, Judith B. Brown, Trustee of the Judith B. Brown 1992 Trust Agreement and Donald B. Putnam, Trustee of the Donald B. Putnam and Alexandra Putnam Trusts dated 1/25/85, as Tenants-in-Common, more commonly known as Wicks Partners (collectively, “Landlord”), entered into an office lease agreement.  The lease became effective on October 25, 2006 and has a term of 63 months.  The new office lease agreement will replace CRL’s current Northern California Research and Design Center plant lease.  The initial base rent under the lease is $9,183 per month with incremental rent increases, approximately every 11 months, culminating in a monthly base rent of $10,335 during the final 11 months of the lease.  The rentable square feet of the premises  is 7,782.  A copy of the office lease agreement is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibits:

(d)

10.1

Office Lease Agreement between Circuit Research Labs, Inc. and Jon Q. Reynolds, Trustee of the Jon Q. Reynolds and Ann S. Reynolds Family Trust dated 12/23/92, David A. Brown, Trustee of the David A. Brown Family Trust dated 4/27/93, Cecilyn Breen, Mary Putnam Dee, Trustee of the Mary Putnam Dee Revocable Living Trust dated 11/18/93, The Reynolds Family Partners, a California general partnership, Judith B. Brown, Trustee of the Judith B. Brown 1992 Trust Agreement and Donald B. Putnam, Trustee of the Donald B. Putnam and Alexandra Putnam Trusts dated 1/25/85, as Tenants-in-Common, more commonly known as Wicks Partners, dated October 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT RESEARCH LABS, INC.
Date: November 1, 2006	By:	/s/ Robert McMartin
	Name:	Robert McMartin
	Title:	Executive Vice President and Chief Financial Officer

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